Exhibit 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the inclusion in Frontier Communications Corporation's Registration Statement on Form S-3 (No. 333-158391) of our report dated May 7, 2009, with respect to the special-purpose combined financial statements and schedule of Verizon's Separate Telephone Operations all of which appear in the Prospectus Supplement of Frontier Communications Corporation filed on September 18, 2009 pursuant to Rule 424(b).


                              /s/ Ernst & Young LLP

New York, New York
September 18, 2009